   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1995
                                                      REGISTRATION NO. 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                      BANKERS TRUST NEW YORK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEW YORK                                13-6180473
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)
                                280 PARK AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 250-2500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                                       Copy to
   GORDON S. CALDER, JR., ESQ.                    KEVIN KEOGH, ESQ.
  MELVIN A. YELLIN, ESQ.                              WHITE & CASE
BANKERS TRUST NEW YORK CORPORATION          1155 AVENUE OF THE AMERICAS
   130 LIBERTY STREET                         NEW YORK, NEW YORK 10036
 NEW YORK, NEW YORK 10006                        (212) 819-8200
        (212) 250-2500

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                                ---------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [X]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                              PROPOSED        PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT          MAXIMUM          MAXIMUM       AMOUNT OF
    SECURITIES TO BE           TO BE       OFFERING PRICE     AGGREGATE     REGISTRATION
       REGISTERED           REGISTERED        PER UNIT     OFFERING PRICE       FEE
----------------------------------------------------------------------------------------
Debt Securities, Common
 Stock and Series
 Preferred Stock.......  $1,000,000,000(1)    100%(2)     $1,000,000,000(2)   $344,828
----------------------------------------------------------------------------------------
Depositary Shares......          (3)            none            none            none

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) If any Debt Securities are issued at an original issue discount or with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate initial offering price equivalent to $1,000,000,000. There are being registered hereunder such indeterminate number of shares of common stock, par value $1.00 per share (the "Common Stock"), and series preferred stock, without par value (the "Series Preferred Stock"), as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $1,000,000,000.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) There are also being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to one or more deposit agreements. In the event that the Registrant elects to offer to the public fractional interests in shares of the Series Preferred Stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of the Series Preferred Stock will be issued to the depositary under the applicable deposit agreement.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
SUBJECT TO COMPLETION
ISSUE DATE: DECEMBER 22, 1995

PROSPECTUS
----------
                               U.S.$1,000,000,000

                   [LOGO] BANKERS TRUST NEW YORK CORPORATION

            DEBT SECURITIES, COMMON STOCK AND SERIES PREFERRED STOCK

  Bankers Trust New York Corporation (the "Corporation") may offer from time to time up to U.S.$1,000,000,000 aggregate principal amount, or its equivalent (based on the applicable exchange rate at the time of offering) in such foreign currencies, or units of two or more thereof, as shall be designated by the Corporation at the time of offering, of one or more series of debt securities (the "Debt Securities"), common stock, par value $1.00 per share (the "Common Stock"), or one or more series of its series preferred stock, without par value (the "Series Preferred Stock"), interests in such Series Preferred Stock may be represented by depositary shares (the "Depositary Shares"). If Debt Securities are issued at an original issue discount, the Corporation may issue such higher principal amount as may be sold for an initial public offering price of up to U.S.$1,000,000,000, or its equivalent (based on the applicable exchange rate at the time of offering) in such foreign currencies or units of two or more thereof, as shall be designated by the Corporation at the time of offering. The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). Debt Securities, Common Stock, Series Preferred Stock and Depositary Shares (collectively, the "Offered Securities") will be offered on terms to be determined at the time of offering. The specific title, the aggregate principal amount, the purchase price, the maturity, the rate and time of payment of any interest, any redemption provisions, any terms of conversion or exchange and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying supplement to this Prospectus (the "Prospectus Supplement"). If Common Stock is offered, the Prospectus Supplement will set forth the number of shares of Common Stock, the initial public offering price and any other terms of the offering. If Series Preferred Stock is offered, the Prospectus Supplement will set forth the specific title, number of shares of Series Preferred Stock and number of Depositary Shares, if any, any dividend, liquidation, redemption, conversion, voting or other rights, the initial public offering price and any other terms of the offering.

  The Offered Securities may be sold by the Corporation directly or through agents or dealers. In addition, the Offered Securities may be sold to or through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone pursuant to offering terms fixed at the time of offering. The agents and dealers or underwriters in connection with the sale of any Offered Securities will be set forth in the applicable Prospectus Supplement.

  The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities, when issued, will be unsecured and subordinated as described herein under "Description of Debt Securities--Subordination--Subordinated Debt Securities." Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Corporation. There is no right of acceleration of payment of Subordinated Debt Securities in the case of a default in the performance of any covenant of the Corporation, including the payment of principal or interest. See "Description of Debt Securities--Events of Default--Subordinated Debt Securities."

FOR NORTH  CAROLINA INVESTORS: THE  COMMISSIONER OF  INSURANCE OF THE  STATE OF
 NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

 THE OFFERED SECURITIES WILL NOT BE DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO  THE
   CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December  , 1995.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the office of the New York Stock Exchange and the office of the American Stock Exchange on which certain securities of the Corporation are listed. This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation hereby incorporates by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1994, filed pursuant to Section 13 of the Exchange Act;

    (b) The Corporation's Quarterly Reports on Form 10-Q (file number 1-5920) for the quarters ended March 31, June 30 and September 30, 1995, filed pursuant to Section 13 of the Exchange Act; and

    (c) The Corporation's Current Reports on Form 8-K (file number 1-5920) dated January 19, March 24, April 18, April 19, May 16, June 19, June 22, June 27, July 20, September 21, October 19, November 6 and November 10, 1995.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Written requests should be mailed to the Office of the Secretary, Bankers Trust New York Corporation, 130 Liberty Street, New York, New York, 10006. Telephone requests may be directed to (212) 250-2201.

                               ----------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                       BANKERS TRUST NEW YORK CORPORATION

GENERAL

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At September 30, 1995, the Corporation had consolidated total assets of $103.9 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are the Global Investment Bank, Global Markets Proprietary, Global Investment Management, Global Emerging Markets and Global Assets. Other business activities include real estate finance. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which the Corporation's banking subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as various other liabilities.

  The Corporation's principal executive offices are located at 280 Park Avenue, New York, New York 10017 and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

                                                                   NINE MONTHS
                                                                      ENDED
                                         YEAR ENDED DECEMBER 31,  SEPTEMBER 30,
                                         ------------------------ -------------
                                         1990 1991 1992 1993 1994     1995
                                         ---- ---- ---- ---- ----     ----
   Excluding Interest on Deposits....... 1.30 1.40 1.44 1.71 1.28     1.02
   Including Interest on Deposits....... 1.16 1.22 1.28 1.48 1.21     1.02

  For purposes of computing these consolidated ratios, earnings represent income (loss) before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                                   NINE MONTHS
                                                                      ENDED
                                         YEAR ENDED DECEMBER 31,  SEPTEMBER 30,
                                         ------------------------ -------------
                                         1990 1991 1992 1993 1994     1995
                                         ---- ---- ---- ---- ---- -------------
   Excluding Interest on Deposits....... 1.28 1.37 1.41 1.69 1.27     1.00
   Including Interest on Deposits....... 1.15 1.21 1.26 1.47 1.20     1.00

  For purposes of computing these consolidated ratios, earnings represent income (loss) before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including investments in, or extensions of credit to, the Corporation's subsidiaries. Except as described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although management will have determined at the date of the applicable Prospectus Supplement that funds should be borrowed at that time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

  Senior Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so supplemented, the "Senior Indenture"), between the Corporation and The Chase Manhattan Bank (National Association), as Trustee (the "Senior Trustee"). Subordinated Debt Securities may be issued from time to time in one or more series under either an Indenture, dated as of April 1, 1992, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so supplemented, the "First Subordinated Indenture"), between the Corporation and Marine Midland Bank, N.A., as Trustee (the "First Subordinated Trustee") or under an indenture (the "Second Subordinated Indenture," and with the First Subordinated Indenture, the "Subordinated Indentures"), to be entered into before the first issuance of securities thereunder, between the Corporation and a trustee to be named in the Prospectus Supplement applicable to the first series of Debt Securities to be issued pursuant to such indenture (the "Second Subordinated Trustee," and with the First Subordinated Trustee, the "Subordinated Trustees"). The Senior Indenture and the Subordinated Indentures are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustees are sometimes referred to collectively as the "Trustees." As used under this caption, unless the context otherwise requires, "debt securities" in lower case refers to all debt securities issued or issuable, as the case may be, under the Indentures, and "Debt Securities" refers to the Debt Securities covered by this Prospectus and any accompanying Prospectus Supplement. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms, copies of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal amount of debt securities that may be issued thereunder.

  Reference is made to the accompanying Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the specific title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) the aggregate principal amount of the Debt Securities; (4) the percentage of their principal amount at which the Debt Securities will be issued; (5) the date on which the Debt Securities will mature; (6) whether the Debt Securities will bear interest and, if so, the rate or rates per annum or the method for determining the rate or rates at which the Debt Securities will bear interest; (7) any index, security, group of securities or formula used to determine the amount of principal of, premium, if any, and interest, if any, on the Debt Securities (8) the time or times at which any such principal, premium, if any, or interest will be payable; (9) any provisions relating to optional or mandatory redemption of the Debt Securities;
(10) the denominations in which the Debt Securities are authorized to be issued; (11) the place or places at which, the period or periods within which, the price or prices at which and the terms and conditions, if any, upon which the Debt Securities may be exchanged for or converted into other securities of the Corporation, including capital securities; (12) the currency or units of two or more currencies in which the Debt Securities are denominated, if other than U.S. dollars, and the currency or units of two or more currencies in which interest is payable if other than the currency in which the Debt Securities are denominated; (13) the place or places at which the Corporation will make payments of principal, premium, if any, and interest, if any, and the method of such payment; (14) whether the Debt Securities will be issued, in whole or in part, in the form of one or more Global Debt Securities (as hereinafter defined) and, in such case, the depository for such Global Debt Security or Global Debt Securities; (15) the person to whom any Debt Security of such series will be payable, if other than the person in whose name that Debt Security (or one or more Predecessor Securities (as defined in the applicable Indenture)) is registered at the close of business on the Regular Record Date (as defined in the applicable Indenture) for such interest; (16) the extent to which, or the manner in which, any interest payable on a Global Debt Security on an Interest Payment Date (as defined in the applicable Indenture) will be paid; (17) any additional covenants and Events of Default and the remedies with respect thereto not set forth in the respective Indenture; and (18) any other specific terms of the Debt Securities.

SUBORDINATION

 Subordinated Debt Securities

  Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Debt Securities will be subject to the subordination provisions set forth in the applicable Subordinated Indenture and described below.

  The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the applicable Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). In certain events of insolvency, the payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the applicable Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities (as defined in each Subordinated Indenture, "Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of, premium, if any, or interest on the Subordinated Debt Securities. No payments on account of principal of, premium, if any, or interest on the Subordinated Debt Securities or on account of the purchase or acquisition of Subordinated Debt Securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding is pending with respect to any such default.

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Corporation who hold obligations other than Senior Indebtedness and the Subordinated Debt Securities may recover less in respect of such obligations, ratably, than holders of Senior Indebtedness and may recover more in respect of such obligations, ratably, than the holders of the Subordinated Debt Securities. By reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness (as defined in the applicable Indenture) that are not required to pay over Excess Proceeds may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the holders of Subordinated Debt Securities.

  Senior Indebtedness is defined in each Subordinated Indenture as the principal of, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Corporation) on (a) all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of such Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities or is identified in a Board Resolution or any indenture supplemental hereto as not superior in right of payment or to rank pari passu with the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such indebtedness for money borrowed. Senior Indebtedness does not, however, include any obligations on account of Existing Subordinated Indebtedness. The term "indebtedness for money borrowed," when used with respect to the Corporation, is defined to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

  "Existing Subordinated Indebtedness" means the Corporation's 8 1/4% Subordinated Notes due July 2, 1996, 8% Subordinated Debentures due March 1997, Zero Coupon Subordinated Yen Notes due 1997-2004, Subordinated Money Market Capital Notes, Series A, B and C due June 1999, 9.20% Subordinated Capital Notes due July 15, 1999, 9.50% Subordinated Debentures due June 14, 2000, 9.40% Subordinated Debentures due March 1, 2001, 9.00% Subordinated Debentures due August 1, 2001, 7.50% Subordinated Debentures due January 15, 2002, 8 1/8% Subordinated Notes due 2002, 8 1/8% Subordinated Debentures due May 15, 2002, 7 1/8% Subordinated Debentures due July 31, 2002, Subordinated Floating Rate Notes due 2002, 7.25% Subordinated Debentures due January 15, 2003, Subordinated Constant Maturity Treasury Floating Rate Debentures due 2003, Subordinated LIBOR CMT Floating Rate Debentures due 2003, Subordinated Floating Rate Notes due 2004, 8 1/4% Subordinated Notes due 2005, Subordinated Floating Rate Notes due 2005, Subordinated Yen Loan due 2005, 6% Subordinated Notes due October 2008, 7 1/8% Subordinated Notes due 2010, 7 1/2% Subordinated Notes due 2010, 7 1/2% Subordinated Notes due November 15, 2015, 6 1/8% Convertible Capital Securities due June 2033 and 6.00% Convertible Capital Securities due August 2033 and such other indebtedness as may be specified in the Prospectus Supplement.

  "Other Financial Obligations" means all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than
(A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities. "Entitled Persons" means any person who is entitled to payment pursuant to the terms of Other Financial Obligations.

  The Corporation's obligations under the Subordinated Debt Securities will rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the applicable Subordinated Indenture.

  As of September 30, 1995, Senior Indebtedness and Other Financial Obligations of the Corporation aggregated approximately $14.0 billion.

  The Subordinated Indentures do not limit or prohibit the incurrence of additional Senior Indebtedness and other Financial Obligations, which may include indebtedness that is senior to the Subordinated Debt Securities but subordinate to other obligations of the Corporation, including obligations of the Corporation in respect of Other Financial Obligations.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in certificated or global form. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar (as defined in the applicable indenture), or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the relevant Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed Bankers as Security Registrar with respect to both the Senior Debt Securities and the Subordinated Debt Securities. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each Place of Payment (as defined in the applicable indenture) for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Corporation shall not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Debt Security will be made only against surrender to the Paying Agent (as defined in the applicable indenture) of such Debt Security. Unless otherwise indicated in an applicable Prospectus Supplement, principal of, premium, if any, and interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the applicable indenture) with respect to such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date (as defined in the applicable indenture) will be made to the person in whose name such Debt Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest.

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office (as defined in the applicable indenture) of Bankers in The City of New York will be designated as the Corporation's sole Paying Agent for payments with respect to Debt Securities of each series. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Corporation for the Debt Securities of any series will be named in the applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities.

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of, premium, if any, or interest on any Debt Security of any series and that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Corporation and the holder of such Debt Security must thereafter look only to the Corporation for payment of such amounts.

MODIFICATION OF THE INDENTURES

  Each Indenture contains provisions that permit the Corporation and the respective Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the debt securities that are affected by the modification, to modify the particular Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture. However, no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any such debt security, (b) reduce the principal amount of, or premium or rate of interest, if any, on, any such debt security, (c) reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium or interest, if any, on, any such debt security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security, or (f) reduce the percentage in principal amount of Outstanding Debt Securities (as defined in such Indenture) of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

EVENTS OF DEFAULT

 Senior Debt Securities

  An Event of Default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as being: default for 30 days in payment of any interest on Senior Debt Securities of such series; default in payment of principal of, or premium, if any, on, Senior Debt Securities of such series; default for 30 days in payment of any mandatory sinking fund payment required by the Senior Debt Securities of such series; default for 90 days after notice in performance of any other covenant in the Senior Debt Securities of such series or in the Senior Indenture; or certain events of bankruptcy, insolvency or reorganization. If an Event of Default with respect to Senior Debt Securities of any series occurs and is continuing, the Senior Trustee or the holders of not less than 25% in principal amount of the Senior Debt Securities of such series then outstanding may declare the principal of all such Senior Debt Securities to be due and payable. The Corporation is required to furnish to the Senior Trustee annually a statement as to the performance by the Corporation of its obligations under the Senior Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Senior Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest on the Senior Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Senior Debt Securities of such series then outstanding. The Senior Trustee may withhold notice to the holders of Senior Debt Securities of any series of any continuing default (except in the payment of the principal of, or premium, if any, or interest on any Senior Debt Securities of such series or in the payment of any sinking or purchase fund installment) if such Senior Trustee considers it in the interest of holders of such series of Senior Debt Securities to do so.

 Subordinated Debt Securities

  An Event of Default with respect to Subordinated Debt Securities of any series is defined in each Subordinated Indenture as being certain events involving a bankruptcy, insolvency or reorganization of the Corporation. If an Event of Default with respect to Subordinated Debt Securities of any series shall have occurred and be continuing, either the applicable Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of such series then outstanding may declare the principal of such Subordinated Debt Securities to be due and payable immediately. The Corporation is required to furnish to each Subordinated Trustee annually a statement as to the performance by the Corporation of its obligations under the applicable Subordinated Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Subordinated Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest on such Subordinated Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series then outstanding. Each Subordinated Trustee may withhold notice to the holders of the Subordinated Debt Securities of any series issued under the applicable Indenture of any continuing default (except in the payment of the principal of, or premium, if any, or interest on any Subordinated Debt Securities of such series or in the payment of any sinking or purchase fund installment) if such Subordinated Trustee considers it in the interest of the holders of such series of Subordinated Debt Securities to do so.

  The Subordinated Indentures do not provide for any right of acceleration of the payment of the principal of a series of Subordinated Debt Securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the Subordinated Debt Securities of the particular series or in the Subordinated Indenture. In the event of a default in the payment of interest, principal or premium, if any, the holder of a Subordinated Debt Security (or the Subordinated Trustee on behalf of the holders of all of the series of Subordinated Debt Securities affected) may, subject to certain limitations and conditions, seek to enforce payment of such interest, principal or premium, if any.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

  The Corporation has covenanted in the Indentures that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation unless the Corporation is the continuing corporation, or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations under any outstanding Debt Securities and the respective Indentures and the Corporation or such successor corporation is not, immediately after such merger, consolidation, sale or conveyance, in default in the performance of any of the covenants or conditions of the respective Indentures. The Indentures do not contain any other covenant that restricts the Corporation's ability to merge or consolidate with any other corporation, sell or convey all or substantially all of its assets to any persons, firm or corporation or otherwise engage in restructuring transactions. Further, the Indentures do not contain any provisions that would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Corporation.

TITLE

  The Corporation, the Trustees and any agent of the Corporation or the relevant Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

REPLACEMENT OF DEBT SECURITIES

  Any mutilated Debt Security will be replaced by the Corporation at the expense of the holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the relevant Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Corporation and the relevant Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the relevant Trustee and the Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued.

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEES

  Subject to the provisions of the relevant Indenture relating to its duties, each Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders of Debt Securities issued thereunder, unless such holders shall have offered to such Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the debt securities then outstanding thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the relevant Indenture, or exercising any trust or power conferred on such Trustee.

 Senior Trustee

  Bankers serves as trustee under various indentures for The Chase Manhattan Corporation, parent company of the Senior Trustee. The Senior Trustee also serves as trustee under another indenture with the Corporation relating to other issues of its debt securities. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the Senior Trustee.

 First Subordinated Trustee

  Bankers serves as trustee under an indenture for the First Subordinated Trustee. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the First Subordinated Trustee.

 Second Subordinated Trustee

  The Second Subordinated Trustee will be named in the Prospectus Supplement relating to the first series of Subordinated Debt Securities issued under the Second Subordinated Indenture.

                             BOOK-ENTRY SECURITIES

  The Offered Securities may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Offered Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of the Offered Securities that are issued in global form. No person that acquires an interest in such Offered Securities will be entitled to receive a certificate representing such person's interest in such Offered Securities except as set forth herein or in the accompanying Prospectus Supplement. Unless and until definitive Offered Securities are issued under the limited circumstances described herein, all references to actions by holders of Offered Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Offered Securities.

  DTC has informed the Corporation that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Trustee or the Corporation as registered holders of the Offered Securities entitled to the benefits of the applicable Indenture or the terms of the Offered Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Offered Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Offered Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

  Because DTC can act only on behalf of Participants, who in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Offered Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Securities, may be limited due to the absence of physical certificates for such Offered Securities.

  DTC has advised the Corporation that DTC will take any action permitted to be taken by a registered holder of any Offered Securities under the applicable Indenture or the terms of the Offered Securities only at the direction of one or more Participants to whose accounts with DTC such Offered Securities are credited.

  A Global Security will be exchangeable for the relevant definitive Offered Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Corporation executes and delivers to the applicable Trustee an order complying with the requirements of the applicable Indenture that such Global Security shall be so exchangeable or (iii) in the case of Debt Securities, there has occurred and is continuing a default in the payment of principal of, premium, if any, or interest on, the Debt Securities or an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Debt Securities or definitive Offered Securities registered in such names as DTC directs.

  Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Offered Securities. Upon surrender by DTC of the Global Security representing the Offered Securities and delivery of instructions for re-registration, the Trustee or the applicable registrar, as the case may be, will reissue the Offered Securities as definitive Debt Securities, and thereafter such Trustee or the applicable registrar will recognize the holders of such definitive Offered Securities as registered holders of Offered Securities entitled to the benefits of the applicable Indenture or the terms of the Offered Securities, as the case may be.

  Except as described above, the Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Offered Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Offered Securities.

                             UNITED STATES TAXATION

  Certain special United States federal income tax considerations may be applicable to the Debt Securities, Common Stock and Series Preferred Stock. The applicable Prospectus Supplement will describe such tax considerations. The summary of United States federal income tax considerations contained in such Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Debt Securities, Common Stock and Series Preferred Stock are urged to consult their own tax advisors prior to any acquisition of such Offered Securities.

                             FOREIGN CURRENCY RISKS

GENERAL

  Debt Securities of a series may be denominated in such foreign currencies or currency units as may be designated by the Corporation at the time of offering (the "Foreign Currency Securities").

  THIS PROSPECTUS DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY SECURITIES THAT RESULT FROM SUCH FOREIGN CURRENCY SECURITIES BEING DENOMINATED IN A FOREIGN CURRENCY OR UNITS OF TWO OR MORE OF SUCH FOREIGN CURRENCIES EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

ADDITIONAL FACTORS MAY BE SET FORTH IN CONNECTION WITH A SPECIFIC FOREIGN CURRENCY SECURITY IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

  Unless otherwise indicated in an applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Foreign Currency Security is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of, premium, if any, and interest on a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Corporation at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies, over which the Corporation has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Foreign Currency Security, in the U.S. dollar-equivalent value of the principal repayable at maturity of such Foreign Currency Security and, generally, in the U.S. dollar-equivalent market value of such Foreign Currency Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity. Even if there are no exchange controls in effect with respect to a Specified Currency, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Foreign Currency Security's maturity due to other circumstances beyond the control of the Corporation.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Foreign Currency Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date on which judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.

                     DESCRIPTION OF SERIES PREFERRED STOCK

  The Corporation is authorized to issue up to 10,000,000 shares of series preferred stock, without par value. All shares of Series Preferred Stock, irrespective of series, constitute one and the same class. See "Description of the Corporation's Capital Stock." The following description of the terms of the Series Preferred Stock sets forth certain general terms and provisions of the Series Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Series Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Series Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  The Board of Directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the Series Preferred Stock. The terms of a particular series of Series Preferred Stock may differ, among other things, in
(1) the number of shares that constitute such series, (2) the dividend rate (or the method of calculation) on the shares of such series, and whether such dividends are cumulative, (3) whether or not the shares of the series shall be redeemable and the terms thereof, (4) whether or not the shares of the series shall be convertible into, or exchangeable for, Common Stock (as defined below) or other stock of the Corporation and the terms thereof, (5) the amount per share payable on the shares of the series in case of liquidation, dissolution or winding up of the Corporation, (6) the terms of voting rights, if any, of shares of the series, and (7) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series. Unless otherwise specifically set forth in the Prospectus Supplement relating to a series of Series Preferred Stock, all shares of Series Preferred Stock shall be of equal rank, preference and priority as to dividends; when the stated dividends on any series are not paid in full, the shares of all series of the Series Preferred Stock are to share ratably in any dividend payment that is made; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all series preferred stock, then such assets are to be distributed among the holders ratably.

  As described under "Depositary Shares" below, the Corporation may, at its option, elect to offer Depositary Shares evidenced by Depositary Receipts (as defined below), each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Series Preferred Stock) of a share of the particular series of Series Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Series Preferred Stock.

  The description of certain provisions of the Series Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") and the Certificate of Amendment of the Certificate of Incorporation that relates to a particular series of Series Preferred Stock, which will be filed with the Commission at or prior to the time of the sale of the related Series Preferred Stock.

DIVIDEND RIGHTS

  The holders of the Series Preferred Stock shall be entitled to receive, but only when, as and if declared by the Board of Directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock, and no more (each date of such payment, a "Dividend Payment Date"). Such rate may be fixed or variable, as set forth in the applicable Prospectus Supplement. Each such dividend will be payable to the holders of record of the shares of such series as they appear on the stock books of the Corporation (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as are fixed by the Board of Directors of the Corporation or a duly authorized committee thereof. Dividends payable on any series of Series Preferred Stock for any period less than a full quarter will be computed on the basis of the actual number of days elapsed over a 360-day year, and for a period of a full quarter will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the Prospectus Supplement relating to a series of Series Preferred Stock, such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any quarterly dividend period (being the period between such Dividend Payment Dates) dividends at the rate or rates as described in the Prospectus Supplement relating to such series of Series Preferred Stock shall not have been declared and paid or set apart for payment on all outstanding shares of Series Preferred Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the Common Stock by the Corporation. The cutting-off of dividends on Common Stock until the arrearages have been paid or provided for, as outlined above, and such rights, if any, to vote for the election of directors as may be set forth in the Prospectus Supplement relating to a series of Series Preferred Stock, shall be the only consequences of the failure to declare or pay dividends on the Series Preferred Stock. After payment in full of all dividend arrearages on the Series Preferred Stock, dividends on the Common Stock may be declared and paid out of funds legally available for that purpose as the Board of Directors may determine.

  Each series of the Series Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series. Different series of the Series Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

OPTIONAL REDEMPTION

  The Corporation may, at its option, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem one or more series of the Series Preferred Stock, in whole or in part, at the redemption prices and on the dates set forth in the Prospectus Supplement for the related series of Series Preferred Stock.

  Any optional redemption by the Corporation will be made only with the approval of the appropriate bank regulatory authorities unless at the time of redemption such approval is not required. At the date of this Prospectus, the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") require that the optional redemption of any series of Series Preferred Stock, if such series is to be treated as tier 1 capital of the Corporation, must be subject to the prior approval of the Federal Reserve Board.

  If less than all the outstanding shares of a series of Series Preferred Stock are to be redeemed, the selection of the shares to be redeemed will be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or by any other method that the Board of Directors may determine to be equitable. From and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

  At the option of the Corporation, shares of Series Preferred Stock redeemed or otherwise acquired by the Corporation may be restored to the status of authorized but unissued shares of Series Preferred Stock.

CONVERSION OR EXCHANGE

  The holders of shares of any series of Series Preferred Stock will have such rights, if any, to convert such shares into, or to exchange such shares for, cash, shares of Common Stock or shares of any other series of preferred stock of the Corporation, as may be set forth in the Prospectus Supplement relating to such series of Series Preferred Stock.

VOTING RIGHTS

  Except as indicated below or in the Prospectus Supplement relating to a particular series of Series Preferred Stock, or except as expressly required by applicable law, the holders of the Series Preferred Stock will not be entitled to vote. In the event that the Corporation issues full shares of any series of Series Preferred Stock, each such share will be generally entitled to one vote on matters on which holders of such series are entitled to vote, irrespective of such series' aggregate stated value, liquidation preference or initial offering price. However, as more fully described under "Depositary Shares" below, if the Corporation elects to issue Depositary Shares representing a fraction of a share of a series of Series Preferred Stock, each such Depositary Share will, in effect, be entitled to the same fraction of a vote, rather than a full vote, per Depositary Share.

  Unless otherwise specified in the applicable Prospectus Supplement, so long as any shares of any series of Series Preferred Stock remain outstanding, the Corporation shall not amend the Certificate of Incorporation so as to adversely affect or subordinate the rights of the Series Preferred Stock without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series Preferred Stock. However, if any such adverse alteration affects the rights of only a single series of Series Preferred Stock, then the alteration may be effected only with the vote or consent of at least a majority of the outstanding shares of such series of Series Preferred Stock. An increase in the authorized amount of the Series Preferred Stock and/or the creation and issuance of other series of Series Preferred Stock in accordance with the Certificate of Incorporation will not be, or be deemed to be, an adverse alteration.

  The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series Preferred Stock.

  Under regulations adopted by the Federal Reserve Board, if the holders of any series of Series Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities," and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended (the "BHC Act"). In addition, at such time (i) any bank holding company may be required to obtain the approval of the Federal Reserve Board under the BHC Act, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain the approval of the Federal Reserve Board under the International Banking Act of 1978, as amended, to acquire or retain 5% or more of any series of Series Preferred Stock and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire 10% or more of such series of Series Preferred Stock.

LIQUIDATION RIGHTS

  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series Preferred Stock will have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of such amounts as are set forth in the Prospectus Supplement relating to such series of Series Preferred Stock and, after such payment, the holders of such series of Series Preferred Stock will be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof are insufficient to make the full liquidating payment on such series of Series Preferred Stock and liquidating payments on any other outstanding Series Preferred Stock (including accrued and unpaid dividends, if any), then such assets and proceeds will be distributed among the holders of such series of Series Preferred Stock and any other outstanding series of Series Preferred Stock, ratably in accordance with the respective amounts that would be payable on all Series Preferred Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation will not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

MISCELLANEOUS

  Harris Trust Company of New York will serve as transfer agent, dividend disbursing agent and registrar for the Series Preferred Stock issued in connection with this Prospectus. The holders of Series Preferred Stock, including any Series Preferred Stock issued in connection with this Prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of the Corporation. When issued, the Series Preferred Stock will be fully paid and nonassessable. The Certificate of Amendment of the Certificate of Incorporation setting forth the provisions of each series of Series Preferred Stock will become effective after the date of this Prospectus but on or before issuance of the related series of Series Preferred Stock.

                               DEPOSITARY SHARES

GENERAL

  The Corporation may, at its option, elect to offer fractional shares of Series Preferred Stock, rather than full shares of Series Preferred Stock. In the event such option is exercised, the Corporation will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock) of a share of a particular series of Series Preferred Stock as described below.

  The shares of any series of Series Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (each, a "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (each, a "Depositary"). Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Series Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

  The Depositary Shares relating to any series of Series Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Series Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  Pending the preparation of definitive engraved or printed Depositary Receipts relating to any series of Series Preferred Stock, the applicable Depositary may, upon the written order of the Corporation, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) such definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of any series of Series Preferred Stock represented by Depositary Shares to the record holders of such Depositary Shares in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

  Upon surrender of Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office to or upon such holder's order, of the number of whole shares of the related series of Series Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Series Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Series Preferred Stock, but holders of such whole shares of such Series Preferred Stock will not thereafter be entitled to receive Depositary Shares in exchange therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Series Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Series Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary upon the redemption, in whole or in part, of such series of Series Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Series Preferred Stock. Whenever the Corporation redeems shares of Series Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the related series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata or by any other method as may be determined by the Depositary to be equitable.

VOTING THE SERIES PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Series Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Series Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Series Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Series Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Series Preferred Stock to the extent that it does not receive specific instructions from the holders of Depositary Shares representing such Series Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing Depositary Shares and any provision of the applicable Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under such Deposit Agreement. A Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding

Depositary Shares under such Deposit Agreement have been redeemed or (ii) there has been a final distribution in respect of the related series of Series Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

  The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will also pay charges of the Depositary in connection with the initial deposit of the related series of Series Preferred Stock, any redemption of such Series Preferred Stock at the option of the Corporation, and any withdrawals of Series Preferred Stock by the holders of Depositary Shares. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the applicable Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

  A Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove a Depositary, and any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  Each Depositary will forward all reports and communications from the Corporation that are delivered to such Depositary as the holders of the applicable series of Series Preferred Stock.

  Neither a Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the applicable Deposit Agreement. The obligations of the Corporation and the Depositary under each Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Series Preferred Stock unless satisfactory indemnity is furnished. They may rely on written advice of counsel or accountants, or information provided by persons presenting Series Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent, and on documents believed to be genuine.

                 DESCRIPTION OF THE CORPORATION'S CAPITAL STOCK

  The Corporation is authorized to issue 300,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), and 10,000,000 shares of the Series Preferred Stock. Neither the Common Stock nor the Series Preferred Stock has preemptive rights. At the Annual Meeting of the Corporation on April 17, 1990, shareholders voted in favor of an amendment to the Certificate of Incorporation (the "Proposed Amendment") increasing the number of shares of authorized preferred stock from 10,000,000 to 20,000,000 by creating a new class of serial preferred stock, without par value, with 10,000,000 authorized shares. The Proposed Amendment does not give the holders of serial preferred stock preemptive rights. The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Certificate of Incorporation and the By-Laws of the Corporation.

COMMON STOCK

  Subject to the rights of holders of preferred stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation out of any funds legally available therefor, and are entitled upon liquidation, dissolution or winding up, after claims of creditors, to receive pro rata the net assets of the Corporation. The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors shall have provided voting rights with respect to any series of preferred stock described below.

  Holders of shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and, in such event, the holders of the remaining fewer than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. The Common Stock does not have any sinking fund, conversion or redemption provisions.

  Harris Trust Company of New York is the Transfer Agent and Registrar of the Common Stock of the Corporation. The Common Stock is listed on the New York Stock Exchange and The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited. At September 30, 1995, there were outstanding 78,687,725 shares of the Corporation's Common Stock.

PREFERRED STOCK

 Series Preferred Stock

  General. The Series Preferred Stock, of which 10,000,000 shares have been authorized, upon issuance has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation and such other rights, preferences and limitations as may be fixed by the Board of Directors. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, with respect to each series of Series Preferred Stock also will be fixed by the Board of Directors. The shares of Series Preferred Stock referred to in this Prospectus, when issued and paid for, will be validly issued, fully paid and non-assessable.

  Preferred Share Purchase Rights. On February 16, 1988, the Board of Directors of the Corporation declared a dividend distribution of one Preferred Share Purchase Right (each, a "Right") for each share of Common Stock held, payable February 26, 1988 to shareholders of record on that date. Rights also automatically attach to each share of Common Stock issued after February 26, 1988. The Rights are issued pursuant to an agreement dated as of February 22, 1988 (the "Rights Agreement") between the Corporation and Harris Trust Company of New York, as Rights Agent, as successor to Morgan Shareholder Services Trust Company.

  Each Right entitles the record holder to purchase from the Corporation a 1/100th interest in a share of the Corporation's Series C Junior Participating Preferred Stock at an exercise price of $140, subject to certain adjustments. The Rights will not be exercisable or transferable apart from the Common Stock until the tenth day after either a public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Stock or the announcement or commencement of a tender offer for 20% or more of the Common Stock. If the Corporation is acquired or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will have the right to receive, upon exercise at the then current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the Right. If any person becomes an Acquiring Person (as defined in the Rights Agreement) (unless such person first acquires 20% or more of the outstanding Common Stock by a purchase pursuant to a tender offer for all of the Common Stock for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding Common Stock), each holder of a Right other than Rights beneficially owned by the Acquiring Person (which will be void) will have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right. The Rights will expire on February 26, 1998, but may be redeemed for $0.01 per Right at any time before a person or group acquires the beneficial ownership of 20% or more of the Common Stock. Until a Right is exercised, the holder has no rights as a shareholder of the Corporation.

  After the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one share of Common Stock, or a 1/100th interest in a share of Series C Junior Participating Preferred Stock (or a share of a class or series of the Corporation's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

  If issued, each share of Series C Junior Participating Preferred Stock will be entitled, subject to adjustment, to (i) a quarterly dividend of the greater of $1 per share or 100 times the quarterly dividend declared on each share of Common Stock, (ii) in the event of liquidation, dissolution or winding up, a preferential liquidation payment of the greater of $100 per share or 100 times the liquidation payment made per share of Common Stock, and (iii) 100 votes per share voting together with the holders of the Corporation's Common Stock on all matters.

  Under certain conditions, the Rights will also be redeemed in connection with an acquisition of all of the Corporation's Common Stock for cash in a transaction approved by the Corporation's shareholders. Subject to certain specified conditions, a special meeting of the Corporation's shareholders to vote on such a transaction will be called upon the request of a potential acquiror.

  These statements are qualified in their entirety by reference to the Rights Agreement, a copy of which was filed with the Commission.

  8.55% Cumulative Preferred Stock, Series I. On March 1, 1995, the Corporation issued 1,000,000 shares of its 8.55% Cumulative Preferred Stock, Series I ($100 Liquidation Preference) ("Series I Preferred Stock"). Dividends on the Series I Preferred Stock will be cumulative. If dividends payable on the Series I Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series I Preferred Stock, voting together as a single class with holders of shares of any other Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation, dissolution or winding up of the Corporation, the holders of the Series I Preferred Stock will be entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

  The Series I Preferred Stock, will not be redeemable prior to March 1, 1997. On or after such date, the Series I Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price of $100 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

  Fixed/Adjustable Rate Cumulative Preferred Stock, Series J. On October 28, 1992, the Corporation issued 447,225 shares of the Corporation's Fixed/Adjustable Rate Cumulative Preferred Stock, Series J ($100 Liquidation Preference) (the "Series J Preferred Stock"). Dividends on the Series J Preferred Stock are cumulative. If dividends payable on the Series J Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series J Preferred Stock, voting together as a single class with holders of shares of any other Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation, dissolution or winding up of the Corporation, the holders of the Series J Preferred Stock are entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

  Except under certain circumstances, shares of Series J Preferred Stock are not redeemable prior to December 1, 1995. On or after such date and prior to December 1, 1997, shares of Series J Preferred Stock are redeemable at the option of the Corporation at a redemption price per share of $103.00 and thereafter at $100 per share. The redemption price set forth above with respect to Series J Preferred Stock will be increased, in each case, by the amount of accrued and unpaid dividends thereon to the date fixed for redemption.

  The dividend rate on the Series J Preferred Stock for each dividend period to December 1, 1997 is 7 3/8% per annum. Thereafter, dividends on the Series J Preferred Stock will be established quarterly at a rate per annum equal to the sum of (i) the amount determined by applying the effective rate (as defined below) in effect from time to time and (ii) the amount (not to exceed $0.50 per share) by which the regular quarterly cash dividend per share, if any, declared on the Corporation's Common Stock during the immediately preceding dividend period exceeds the last regular quarterly cash dividend per share actually paid by the Corporation on the Common Stock prior to September 1, 1997. The "effective rate" for any dividend period will be equal to .25% over the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, each as defined in the Certificate of Incorporation, determined for the dividend period. The effective rate for any dividend period, however, will not be less than 7% per annum nor greater than 15% per annum. Under certain circumstances, the amount of dividends payable or accrued in respect of shares of the Series J Preferred Stock will be adjusted to take account of certain amendments to the Code. In no event will the dividends payable on the Series J Preferred Stock exceed 17% per annum.

  Auction Rate Cumulative Preferred Stock, Series K, L, M and N. On January 22, 1993, in connection with the issuance of an exchangeable preferred stock issued by a wholly owned indirect subsidiary of the Corporation, the Corporation issued and held in treasury its Auction Rate Cumulative Stock, Series K, L, M and N (the "Auction Rate Preferred Stock"), each series having 625 shares and each share having a liquidation preference of $100,000, plus accrued and unpaid dividends, and contingent voting rights. The Auction Rate Preferred Stock is being held for exchange as fully described in the Certificate of Incorporation. Each of the four series is identical except that, when exchanged, the dividend rates and dividend payment dates vary and separate auctions on different dates are held for each series.

  The shares of each of these series of Auction Rate Preferred Stock are redeemable, as a whole or in part, except under certain conditions, at the option of the Corporation, at a redemption price of $100,000 per share plus an amount equal to accrued and unpaid dividends.

  When exchanged for the exchangeable preferred stock, each series of the Auction Rate Preferred Stock will pay a dividend for the applicable dividend period (generally 49 days) at a rate that is determined by an auction conducted on each such series of Auction Rate Preferred Stock on the business day preceding the commencement of a subsequent dividend period. The rate for any dividend period is subject to a maximum rate based upon the Three-Point ARP Index, as defined in the Certificate of Incorporation, in effect on a particular auction date, but in no event will such rate for any dividend period exceed 24%.

  7 5/8% Cumulative Preferred Stock, Series O. On June 2, 1993, the Corporation issued $150 million of 7 5/8% Convertible Capital Securities due June 2033. These debt securities are subordinated and can be redeemed in whole, but not in part, on or after June 1, 1998 at par, plus accrued and unpaid interest to the redemption date. The Corporation, at its option, may reset at any time the interest rate of the 7 5/8% Convertible Capital Securities to a rate of 6 1/8% per annum. The Corporation opted to reset the interest rate to 6 1/8% per annum, effective March 1, 1995. Holders have the right, at any time prior to redemption or maturity, to convert the debt securities into depositary shares, at $25 per share, each representing a one-tenth interest in a share of the Corporation's 7 5/8% Cumulative Preferred Stock, Series O (Liquidation Preference $250 per share) (the "Series O Preferred Stock").

  On September 1, 1995, approximately 5,885,000 depositary receipts had been issued each evidencing a depositary share representing a one-tenth interest in a share of the Series O Preferred Stock. The aggregate liquidation preference of the shares represented by such depositary shares on such date was approximately $147,125,000.

  Dividends on the Series O Preferred Stock are cumulative and payable quarterly on each March 1, June 1, September 1 and December 1, commencing with the first such date succeeding original issuance. If dividends payable on the Series O Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series O Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series O Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series O Preferred Stock will be entitled to receive a distribution of $250 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. Shares of the Series O Preferred Stock are redeemable at the Corporation's option, in whole or in part, at any time at a redemption price of $300 per share on or before June 1, 1998 and thereafter at $250 per share, plus, in each case, accrued and unpaid dividends to the redemption date.

  7.50% Cumulative Preferred Stock, Series P. On August 19, 1993, the Corporation issued $100 million of 7.50% Convertible Capital Securities due August 2033. These debt securities are subordinated and can be redeemed, in whole but not in part, on or after August 15, 1998 at par, plus accrued and unpaid interest to the redemption date. The Corporation, at its option, may reset at any time the interest rate on the 7.50% Convertible Capital Securities to a rate of 6.00% per annum. The Corporation opted to reset the interest rate to 6.00% per annum, effective May 15, 1995. Holders have the right, at any time prior to redemption or maturity, to convert the debt securities into depositary shares, at $25 per share, each representing a one-fortieth interest in a share of the Corporation's 7.50% Cumulative Preferred Stock, Series P (Liquidation Preference $1,000 per share) (the "Series P Preferred Stock").

  On October 15, 1995, approximately 3,933,000 depositary receipts had been issued each evidencing a depositary share representing a one-fortieth interest in a share of the Series P Preferred Stock. The aggregate liquidation preference of the shares represented by such depositary shares on such date was approximately $98,325,000.

  Dividends on the Series P Preferred Stock are cumulative and payable quarterly on each February 15, May 15, August 15 and November 15, commencing with the first such date succeeding original issuance. If dividends payable on the Series P Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series P Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series P Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series P Preferred Stock will be entitled to receive a distribution of $1,000 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. Shares of Series P Preferred Stock are redeemable at the Corporation's option, in whole or in part, at any time at a redemption price of $1,200 per share on or before August 15, 1998 and thereafter at $1,000 per share, plus, in each case, accrued and unpaid dividends to the redemption date.

  Adjustable Rate Cumulative Preferred Stock, Series Q. On March 28, 1994, the Corporation issued 80,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series Q ($2,500 liquidation preference) (the "Series Q Preferred Stock"). The dividend rate on the Series Q Preferred Stock is equal to 85% of the Effective Rate (as defined below) in effect from time to time, but in no event less than 4 1/2% or more than 10 1/2% per annum. The "Effective Rate" for the Series Q Preferred Stock for each quarterly dividend period is the highest of the "Treasury Bill Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such dividend period. If dividends payable on the Series Q

Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series Q Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series Q Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series Q Preferred Stock will be entitled to receive a distribution of $2,500 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. The Series Q Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time or from time to time on or after March 1, 1999. The redemption price payable by the Corporation in respect of any such redemption will be $2,500 per share plus accrued and unpaid dividends to the redemption date.

  Adjustable Rate Cumulative Preferred Stock, Series R. On August 22, 1994, the Corporation issued 60,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series R ($2,500 liquidation preference) (the "Series R Preferred Stock"). The dividend rate on the Series R Preferred Stock is equal to 84.5% of the Effective Rate (as defined below) in effect from time to time, but in no event less than 4 1/2% or more than 10 1/2% per annum. The "Effective Rate" for the Series R Preferred Stock for each quarterly dividend period is the highest of the "Treasury Bill Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such dividend period. If dividends payable on the Series R Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series R Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series R Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series R Preferred Stock will be entitled to receive a distribution of $2,500 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. The Series R Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time or from time to time on or after March 1, 1999. The redemption price payable by the Corporation in respect of any such redemption will be $2,500 per share plus accrued and unpaid dividends to the redemption date.

  7 3/4% Cumulative Preferred Stock, Series S. On June 30, 1995, the Corporation issued 50,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series S ($2,500 liquidation preference) (the "Series S Preferred Stock"). If dividends payable on the Series S Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series S Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series S Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series S Preferred Stock will be entitled to receive a distribution of $2,500 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. The Series S Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time or from time to time on or after June 1, 2000. The redemption price payable by the Corporation in respect of any such redemption will be $2,500 per share plus accrued and unpaid dividends to the redemption date.

SERIAL PREFERRED STOCK

  The Proposed Amendment relating to the serial preferred stock would authorize 10,000,000 shares, which shares of stock upon issuance would have preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation and such other rights, preferences and limitations as may be fixed by the Board of Directors. The serial preferred stock upon issuance would rank on a parity with the Series Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, would be fixed by the Board of Directors. There are currently no outstanding shares of serial preferred stock. The Board of Directors has determined not to cause the Proposed Amendment to be filed at this time.

                         VALIDITY OF OFFERED SECURITIES

  The validity of the Offered Securities to which this Prospectus relates will be passed upon for the Corporation by Gordon S. Calder, Jr., Esq., a Managing Director and Counsel of Bankers, and for any underwriters or agents by White & Case, New York, New York. White & Case performs services for the Corporation from time to time. Mr. Calder has an interest in a number of shares equal to less than .02% of the Corporation's outstanding Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Corporation for the year ended December 31, 1994, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

  The Corporation may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell Offered Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may offer and sell the Offered Securities in exchange for one or more of its outstanding issues of debt securities or Series Preferred Stock. The Corporation also may, from time to time, authorize firms acting as the Corporation's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each series of Offered Securities, except Common Stock, will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

  This Prospectus may also be delivered in connection with sales of the Offered Securities by affiliates of the Corporation that have acquired such Offered Securities.

  The offer and sale of the Offered Securities will comply with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Filing fee for registration statement............................ $344,828
     Legal fees and expenses..........................................   50,000*
     Accounting fees and expenses.....................................   50,000*
     Blue sky fees and expenses.......................................   30,000*
     Printing and engraving fees......................................  100,000*
     Trust indenture fees and expenses................................   50,000*
     Depositary's fees and expenses...................................   10,000
     Rating agency fees...............................................  100,000*
     NASD Fees........................................................   30,500
     Miscellaneous....................................................   34,672
                                                                       --------
       Total.......................................................... $800,000*
                                                                       ========

--------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

  SECTION 5.01 The corporation shall, to the fullest extent permitted by
Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

  SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

  SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

  SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

  SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officers Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-Laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

  Reference is made to the forms of Underwriting Agreements filed as Exhibits
1.1 and 1.2 hereto for a description of certain indemnity arrangements.

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   --Form of Underwriting Agreement for Debt Securities.
   1.2   --Form of Underwriting Agreement for Common Stock and Series Preferred
          Stock.
  *3.1   --Restated Certificate of Incorporation of the Registrant filed with the State of New York on June 9, 1988 (filed as an Exhibit to the
          Registrant's Current Report on Form 8-K dated September 24, 1993, file number 1-5920).
  *3.2   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on August 30,
          1989 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.3   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on June 14,
          1990 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.4   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on March 20,
          1992 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.5   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on October
          27, 1992 (filed as an Exhibit to the Registrant's Current Report on
          Form 8-K dated September 24, 1993, file number 1-5920).
  *3.6   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on January
          21, 1993 (filed as an Exhibit to the Registrant's Current Report on
          Form 8-K dated September 24, 1993, file number 1-5920).
  *3.7   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on June 1,
          1993 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated September 24, 1993, file number 1-5920).
  *3.8   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on August 18,
          1993 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated August 6, 1993, file number 1-5920).
  *3.9   --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on March 25,
          1994 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated March 21, 1994, file number 1-5920).
  *3.10  --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on August 22,
          1994 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated August 12, 1994, file number 1-5920).
  *3.11  --Certificate of Amendment of the Restated Certificate of Incorpora-
          tion of the Registrant filed with the State of New York on June 29,
          1995 (filed as an Exhibit to the Registrant's Current Report on Form
          8-K dated June 29, 1995, file number 1-5920).

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   *3.12 --By-Laws of the Registrant (filed as an Exhibit to the Registrant's
          Current Report on Form 8-K dated November 10, 1995, file number 1-
          5920).
    4.1  --Form of Certificate of Common Stock.
    4.2  --Form of Certificate for Series Preferred Stock.
    4.3  --Form of Certificate of Amendment of the Restated Certificate of In-
          corporation of the Registrant.
    4.4  --Form of Deposit Agreement.
    4.5  --Form of Depositary Receipt (included as Exhibit A to Exhibit 4.4 hereof).
   *4.6  --Indenture, dated as of November 1, 1991, between the Registrant and
          The Chase Manhattan Bank (National Association) relating to Senior
          Debt Securities (filed as an Exhibit to the Registrant's Current Re-
          port on Form 8-K, dated November 12, 1991, file number 1-5920).
   *4.7  --Form of First Supplemental Indenture, dated as of September 1, 1993, between the Registrant and The Chase Manhattan Bank (National Associ-
          ation (filed as an Exhibit to the Registrant's Current Report on Form
          8-K, dated October 22, 1993, file number 1-5920)).
   *4.8  --Indenture, dated as of April 1, 1992, between the Registrant and Ma-
          rine Midland Bank, N.A. relating to Subordinated Debt Securities
          (filed as an Exhibit to the Registrant's Registration Statement on
          Form S-3, file number 33-50395, as filed on September 24, 1993).
   *4.9  --First Supplemental Indenture, dated as of January 15, 1993, between the Registrant and Marine Midland Bank, N.A. (filed as an Exhibit to the Registrant's Current Report on Form 8-K dated January 14, 1993, file number 1-5920).
    4.10 --Form of Indenture relating to Subordinated Debt Securities.
    5.1  --Opinions re Validity.
  *12.1  --Computation of Consolidated Ratios of Earnings to Fixed Charges
          (filed as an Exhibit to the Registrant's Quarterly Report on Form 10-
          Q for the quarter ended September 30, 1995, file number 1-5920).
  *12.2  --Computation of Consolidated Ratios of Earnings to Combined Fixed
          Charges and Preferred Stock Dividend Requirements (filed as an Ex-
          hibit to the Registrant's Quarterly Report on Form 10-Q for the quar-
          ter ended September 30, 1995, file number 1-5920).
   23.1  --Consent of Independent Auditors.
   23.2  --Consent of Counsel (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
   24.1  --Powers of Attorney.
 **25.1  --Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank (National Association).
 **25.2  --Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Marine Midland Bank, N.A., as amended.

--------
 * Incorporated by reference.
** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 22ND DAY OF DECEMBER, 1995.

                                          Bankers Trust New York Corporation

                                                   /s/ Duncan P. Hennes
                                          By:__________________________________
                                              (DUNCAN P. HENNES) SENIOR VICE
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

              SIGNATURE                         TITLE                DATE

      Charles S. Sanford, Jr.*          Chairman of the          December 22,
-------------------------------------    Board, Chief                1995
      (CHARLES S. SANFORD, JR.)          Executive Officer
                                         and Director
                                         (Principal
                                         Executive Officer)

          Timothy T. Yates*             Executive Vice           December 22,
-------------------------------------    President and Chief         1995
         (TIMOTHY T. YATES)              Financial Officer
                                         (Principal
                                         Financial Officer)

        Geoffrey M. Fletcher*           Senior Vice              December 22,
-------------------------------------    President                   1995
       (GEOFFREY M. FLETCHER)            (Principal
                                         Accounting Officer)

         George B. Beitzel*             Director                 December 22,
-------------------------------------                                1995
         (GEORGE B. BEITZEL)

        Phillip A. Griffiths            Director                 December 22,
-------------------------------------                                1995
       (PHILLIP A. GRIFFITHS)

         William R. Howell*             Director                 December 22,
-------------------------------------                                1995
         (WILLIAM R. HOWELL)

          Jon M. Huntsman*              Director                 December 22,
-------------------------------------                                1995
          (JON M. HUNTSMAN)

              SIGNATURE                  TITLE                       DATE

        Vernon E. Jordan, Jr.           Director                 December 22,
-------------------------------------                                1995
       (VERNON E. JORDAN, JR.)

           Hamish Maxwell*              Director                 December 22,
-------------------------------------                                1995
          (HAMISH MAXWELL)

                                        Director
-------------------------------------
       (DONALD F. MCCULLOUGH)

         N.J. Nicholas Jr.*             Director                 December 22,
-------------------------------------                                1995
         (N.J. NICHOLAS JR.)

         Russell E. Palmer*             Director                 December 22,
-------------------------------------                                1995
         (RUSSELL E. PALMER)

        Patricia C. Stewart*            Director                 December 22,
-------------------------------------                                1995
        (PATRICIA C. STEWART)

          George J. Vojta*              Director                 December 22,
-------------------------------------                                1995
          (GEORGE J. VOJTA)

        /s/ Duncan P. Hennes
*By _________________________________
(DUNCAN P. HENNES, ATTORNEY-IN-FACT)